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                                 GSE SYSTEMS, INC.                 EXHIBIT 10.18

                                   FORM 10-K

                      FOR THE YEAR ENDED DECEMBER 31, 1996



EMPLOYMENT CONTRACT


EuroSim AB (the "Company") and Lars Goran Mejvik of Lomma, Sweden ("Mr. Mejvik") have made the following employment agreement as of 2 May 1996.

Section 1    POSITION

             Mr. Mejvik will be employed by the Company from 1 July 1996.

             Mr. Mejvik will be responsible for the coordination of the operations of GSE Systems, Inc. ("GSE") in Europe, the Middle
             East, Africa and the Pacific Rim. Mr. Mejvik will be appointed as a senior officer for GSE under a title corresponding to "Senior Vice President" or a similar title as mutually agreed.

             Direction and guidelines for Mr. Mejvik's performance of services will be issued by GSE's Chief Executive Officer (the "CEO") and Chief Operating Officer ("COO"). Mr. Mejvik will report directly to the COO.

             The employment is valid for an indefinite period.

             The Act (1982:80) on employment security is not applicable for this employment.


Section 2    OTHER ASSIGNMENTS

             Mr. Mejvik is supposed to devote all his effort to the Company and may not without special permission from the CEO or COO in every particular case, take on tasks for the account of others. Such tasks, if any, should be noted in a special supplement to this agreement.

             Mr. Mejvik is obliged to adhere to a strict confidence with business and Company matters which he has received information about through his work in the Company.


Section 3    SALARY

             Mr. Mejvik's fixed salary is SEK 75,000 per month from 1 July 1996. The salary is subject to annual review, normally in connection with the salary review for the other executive officers of GSE. So long as the scope of Mr. Mejvik's responsibilities to the company remain substantially as

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                                 GSE SYSTEMS, INC.                 EXHIBIT 10.18

                                   FORM 10-K

                      FOR THE YEAR ENDED DECEMBER 31, 1996


             provided by this agreement, his salary will not be reduced below the level of SEK 75,000 per month.

             Mr. Mejvik will participate in GSE's incentive bonus award program, which provides for the payment of cash bonuses based on GSE's achievements of certain performance goals established by GSE's Board of Directors.


Section 4    HOLIDAYS

             Mr. Mejvik is entitled to thirty (30) days annual holidays.


Section 5    COMPANY CAR

             Mr. Mejvik is entitled to a company automobile for private and business use. The automobile shall be of the Volvo 850 class or a comparable model.


Section 6    OTHER BENEFITS

             Mr. Mejvik receives compensation for costs for medical care and medicine which is not compensated for by the social insurance office. Compensation will not exceed 40,000 SEK annually.

             The Company supplies a cellular telephone an a fax machine for duty calls away from the office.

             The rules for general employment conditions according to the Company's agreements should be applicable as to sickness benefit, holiday salary and savings of holidays.

             Other benefits may be agreed upon in a particular agreement between the CEO and Mr. Mejvik.


Section 7    BUSINESS JOURNEYS

             For business journeys there will be a compensation according to the Company's travel regulations. However, compensation for travel time will not be paid.



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                                 GSE SYSTEMS, INC.                 EXHIBIT 10.18

                                   FORM 10-K

                      FOR THE YEAR ENDED DECEMBER 31, 1996




Section 8    GROUP LIFE INSURANCE

The group life insurance according to valid agreement for the Company shall be applicable. Mr. Mejvik may, after particular agreement, be included in the medical treatment insurance.

Section 9    PENSION

The retirement age for Mr. Mejvik is 65 years.

In addition to the pension benefits according to the law about general insurance, Mr. Mejvik is assured the pension benefits which follows the valid pension plan, including the so-called "Alternativ ITP" plan, of the Company.

From and including the month in which Mr. Mejvik reaches the age of 60, he has the possibility and on the Company's request the obligation, to retire prematurely. The party who intends to use the opportunity of an early retirement shall inform the other party about this not less than 12 months before the intended time for retirement. Early retirement pension should be calculated according to supplement 1.

Section 10       NOTICE

This agreement is valid with a term of notice of 6 months from Mr. Mejvik's side and 12 months from the Company's side.

If Mr. Mejvik is served notice of termination by the Company on or prior to the third anniversary of the commencement date of Mr. Mejvik's employment hereunder and if the notice is not a result of Mr. Mejvik seriously neglecting his obligations according to the employment contract, Mr. Mejvik is entitled to severance compensation, in addition to his salary during the term of notice, of twelve (12) monthly salaries. The term "monthly salary" means the fixed full-time salary the month before the month of notice.

The CEO has the right during the term of notice or part of it to dismiss Mr. Mejvik from the handling of Company matters.

During the term of notice the Company may place holidays in accordance with the rules of the holiday act.

Section 11       DISPUTES

Disputes because of this condition are submitted to decision according to the law about arbitrators. The




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                                                                   EXHIBIT 10.18

expenses for arbitration are to be defrayed by the Company irrespective of the outcome. Any such arbitration shall be conducted in Sweden and in accordance with the laws of the Kingdom of Sweden.

This agreement, which replaces the previous employment agreement dated 1 May 1996, has been issued in two copies, one for each of the parties.

Nykoping, 2 May 1996

     /s/   WILLIAM E. KUHLMANN                       /s/   LARS-GORAN MEJVIK
-----------------------------------             --------------------------------
           William E. Kuhlmann                             Lars-Goran Mejvik


     /S/   ROLF M.G. FALKENBERG
-----------------------------------
            Rolf M.G. Falkenberg




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                                GSE SYSTEMS, INC                  EXHIBIT 10.18

                                   FORM 10-K

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  SUPPLEMENT 1


EARLY RETIREMENT PENSION

Pension before the age of 65 should be calculated as follows:

Early retirement pension should be 70 percent of the cash fixed full-time salary the month before the resignation. (It may be 75 percent of the salary if resignation takes place after having reached the age of 62).

For early retirement pension there is supplementary pension according to the same rules as for ITP-pension according to the main rule of the ITP-plan.

The pension is to be paid monthly.

The Company pledges itself to see to it that the general age and family pension benefits according to the ITP-plan is maintained at the level valid at the time for resignation from duty.

The Company decides if the early retirement pension should be paid direct from the Company or via intermediary or be insured.




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